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                            SIMEX TECHNOLOGIES, INC.

                                  PRESS RELEASE


SIMEX TECHNOLOGIES, INC. ANNOUNCES THE ACQUISITION OF REMOTE BUSINESS, INC.

Atlanta, GA. December 5, 2003 - Simex Technologies, Inc. (Simex) announced today that it has acquired all of the outstanding shares of Remote Business, Inc. (Remote Business) from Probity Investigations, Inc. Remote Business is engaged in the design, installation, servicing and monitoring of sophisticated digital surveillance security systems for business and industry. Located in Gainesville, Georgia, Remote Business, and its predecessors, have been in business for 3 years as a provider of the latest technologies available in the security market place.

Kjell Jagelid, President of Simex, said "We have identified the demand for security surveillance systems as one that will provide future growth opportunities for Simex. Remote Business with its management, staff and technological capabilities is a perfect first step for Simex. We hope to continue to expand in this market."

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This press release contains forward-looking statements within the meaning of the
Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or SIMEX's future financial
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statements involve known and unknown risks, uncertainties and other factors that may cause SIMEX's actual results, levels of activity, performance or
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activity, performance or achievements expressed or implied by such forward-looking statements. These statements are only predictions. Actual events or results may differ materially.